Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Les Brown
Senior Vice President, Finance
and Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL REPORTS FIRST QUARTER RESULTS

NUTRACEUTICAL REPORTS SALES AND INCOME

PARK CITY, Utah, Jul 29/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2004 third quarter and nine months ended June 30, 2004.

Net sales for the fiscal 2004 third quarter were $33.8 million compared to $29.7 million for the same quarter of fiscal 2003.  For the third quarter, net income was $2.9 million, or $0.24 diluted earnings per share, compared to $3.2 million, or $0.28 diluted earnings per share, for the same quarter of fiscal 2003.

Net sales for the nine months ended June 30, 2004 were $104.6 million compared to $89.2 million for the same nine-month period of fiscal 2003.  During this nine-month period, net income was $10.2 million, or $0.87 diluted earnings per share, compared to $9.3 million, or $0.81 diluted earnings per share, during the same prior-year period.

Bill Gay, chairman and chief executive officer, commented, “Sales growth and gross margin improvements reflect positive contributions from the June 2003 acquisitions of Nature’s Life and Arizona Health Foods, as well as contributions from the May 2004 acquisition of Natural Balance.  During this quarter, we have seen a softness in sales in certain areas and customers within the Healthy Foods Channel.   Additionally, increasing costs associated with shipping, insurance, legal and corporate governance have impacted us.  We will make every effort to change our controllable expense structure to offset less controllable expenses. We are pleased with our continued growth, the strength of our balance sheet and cash flows and remain positive about the long-term prospects for our company and industry.”

ABOUT NUTRACEUTICAL

Nutraceutical is an integrated marketer, distributor, retailer and manufacturer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, Nutraceutical sells its branded products to and through health and natural product distributors and retailers.  Nutraceutical’s core business strategy is to acquire, integrate and operate, from beginning to end, the marketing, distribution, retailing and manufacturing operations of businesses in the natural products industry.  Nutraceutical believes that the consolidation and integration of acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

Nutraceutical sells its branded products under the trademarks Solaray®, KAL®, Nature’s Life®, Natural Balance®, NaturalMax®, VegLife®, Premier One®, Montana Big Sky™, Sunny Green®, Natural Sport®, ActiPet®, Action Labs®, Thompson®, Body Gold®, and FunFresh Foods™.  Nutraceutical also sells branded bulk products and unbranded custom blends under the trademarks Monarch Nutritional Laboratories™ and Great Basin Botanicals™.  Under the name Woodland Publishing™, Nutraceutical publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. Nutraceutical’s neighborhood natural food markets operate under the trade names The Real Food Company™ and Thom’s Natural Foods™ and its health food stores operate under the trade name Arizona Health Foods™.  Nutraceutical also distributes the branded products of certain third parties.

Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 600 SKUs exclusively sold internationally. Nutraceutical believes that as a result of its emphasis on innovation, quality, loyalty, education and customer service, Nutraceutical’s brands are widely recognized in health and natural food stores and among their customers.

EBITDA

This release refers to a non-GAAP financial measure, EBITDA, which is defined as earnings before net interest and other expense, taxes, depreciation and amortization.  EBITDA is a commonly reported standard measure that is used by analysts and investors in the VMS Industry.  Management believes that EBITDA, as presented, represents a useful measure for assessing the performance of the Company’s ongoing operating activities, as it reflects the earnings trends of the Company.  Targets and trends in EBITDA are used as a measure for determining management’s performance compensation and are also used by the Company’s creditors in assessing debt covenant compliance. The Company understands that while EBITDA is used by analysts in the evaluation of nutritional supplement companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flows from operating activities, as a measure of liquidity or as an alternative to net income as an indicator of the Company’s operating performance or any other measure of performance in accordance with accounting principles generally accepted in the United States of America.

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words “may,” “will,” “should,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions or the negative thereof, or variations thereon, or similarly, discussions of strategy, although believed to be reasonable, are intended to identify forward-looking statements, although not all forward-looking statements contain these words or discussions. There are a number of important factors that could cause actual events or Nutraceutical’s actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest, earthquake or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into or purchased from foreign countries, as well as other restrictions on the purchase or sale of Nutraceutical’s products to or from such countries; (v) unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding nutritional supplements; (ix) increased costs, including raw material and labor costs, as well as increases in the costs of borrowing (or the unavailability of adequate credit); (x) inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk branded products customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical’s ability to locate and consummate advantageous acquisitions, or otherwise integrate or profitably manage acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical’s products; (xiv) absence of clinical trials for many of Nutraceutical’s products; (xv) availability and price of raw materials, including increased costs; (xvi) Nutraceutical’s ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical’s products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by Nutraceutical not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, employment or labor related suits or investigations, patent or trademark infringement suits and other litigation which may arise from time to time; (xxii) other factors discussed in Nutraceutical’s filings with the Securities and Exchange Commission or referenced in its press releases, and (xxiii) other factors beyond Nutraceutical’s control.

In addition, any forward-looking statements represent Nutraceutical’s estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical’s estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical’s SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2004 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; dollars in thousands)

	June 30, 2004	September 30, 2003
Assets
Current assets, net	$43,200	$35,994
Property, plant and equipment, net	22,335	21,148
Goodwill	13,827	10,083
Other non-current assets, net	16,168	14,558
	$95,530	$81,783

Liabilities and Stockholders’ Equity
Current liabilities	$14,969	$13,731
Long-term liabilities	9,725	12,950
Stockholders’ equity	70,836	55,102
	$95,530	$81,783

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003
Net sales	$33,787	$29,690	$104,614	$89,177
Cost of sales	15,984	14,205	49,785	42,968
Gross profit	17,803	15,485	54,829	46,209
Operating expenses
Selling, general and administrative	12,808	10,152	37,251	30,637
Amortization of intangible assets	93	39	281	39
Income from operations	4,902	5,294	17,297	15,533
Interest and other expense, net	172	129	650	457
Income before provision for income taxes	4,730	5,165	16,647	15,076
Provision for income taxes	1,821	1,963	6,409	5,729

Net income	$2,909	$3,202	$10,238	$9,347

Net income per common share
Basic	$0.25	$0.29	$0.91	$0.84
Diluted	0.24	0.28	0.87	0.81

Weighted average common shares outstanding
Basic	11,496,923	11,152,473	11,290,942	11,179,020
Diluted	12,023,116	11,538,180	11,790,062	11,580,079

NUTRACEUTICAL INTERNATIONAL CORPORATION

EBITDA SCHEDULE

(unaudited; dollars in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003

Net income	$2,909	$3,202	$10,238	$9,347
Provision for income taxes	1,821	1,963	6,409	5,729
Interest and other expense, net (1)	172	129	650	457
Depreciation and amortization	1,092	970	3,207	2,888

EBITDA	$5,994	$6,264	$20,504	$18,421

(1)           Includes amortization of deferred financing fees and losses associated with fixed asset disposals.